UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020
_________________

OXBRIDGE RE HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36346	98-1150254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

Suite 201 42 Edward Street, Georgetown P.O. Box 469 Grand Cayman, Cayman Islands	KY1-9006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (345) 749-7570

______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Ordinary Shares, par value $0.001 (USD) per share	OXBR	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Warrants	OXBRW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 30, 2020, Oxbridge Re Holdings Limited (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock (typically referred to by the Company as “ordinary shares”) was below the required minimum of $1.00 per share for the previous 30 consecutive business days.

However, Nasdaq has taken note that the last few weeks have been marked by unprecedented turmoil in U.S. and world financial markets, and given these extraordinary market conditions, Nasdaq has determined to toll the compliance periods for the bid price and market value of publicly held shares (“MVPHS”) requirements (collectively, the “Price-based Requirements”) through June 30, 2020. In that regard, on April 16, 2020, Nasdaq filed an immediately effective rule change with the Securities and Exchange Commission. As a result, the compliance periods for the Price-based Requirements will be reinstated on July 1, 2020.

In accordance with Nasdaq Listing Rules, the Company has a period of 180 calendar days after the tolling period, or until December 28, 2020, to regain compliance with the minimum bid price requirement. If at any time during the tolling period or 180 day period the closing bid price of the Company’s ordinary shares is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide the Company with written confirmation that it has regained compliance and this matter will be closed.

We intend to actively monitor the bid price of our ordinary shares between now and December 28, 2020 and will consider available options to resolve the deficiency and regain compliance with the minimum bid price requirement.

If the Company does not regain compliance with Rule 5550(a)(2) by December 28, 2020, the Company may be eligible for an additional 180-day period to regain compliance. To qualify for this additional 180 day period, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days. However, if it appears to Nasdaq Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that the Company’s securities will be subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel.

There can be no assurance that the Company will regain compliance or otherwise maintain compliance with other listing requirements.

Item 7.01.
Regulation of FD disclosure.

In its Annual Report on Form 10-K for the year ended December 31, 2019 (which was filed with the Securities and Exchange Commission on March 23, 2020), as well as its conference call held the same day, the Company disclosed that, as of December 31, 2019, its total book value (referred to in the Consolidated Balance Sheets as “Total shareholders’ equity”) was approximately $8,043,000, including approximately $8,016,000 of cash and restricted cash and cash equivalents, and it had a total of 5,733,587 ordinary shares issued and outstanding, resulting in a book value per ordinary share (basic and diluted) of approximately $1.40 as of December 31, 2019.

The Company also disclosed that it has not suffered any underwriting losses during the recently ended hurricane season and the Company has no exposure to the recent California wildfires and other global catastrophes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

Date: May 5, 2020	By:	/s/ Wrendon Timothy
Wrendon Timothy
Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)